Exhibit 24(b)(8.43) EIGHTH AMENDMENT
TO SELLING AND SERVICES AGREEMENT

This Eighth Amendment to Selling and Services Agreement (the “Eighth Amendment”) dated as of
November 30, 2010 by and between ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and
Annuity Company) (“ING Life”), ING Institutional Plan Services, LLC (“ING Institutional”), ING Financial
Advisers, LLC (formerly Aetna Investment Services, Inc.) (“ING Financial”) (collectively “ING”), and each of the investment companies comprising the Lord Abbett Family of Funds, whether existing at the date of this Eighth
Amendment or established subsequent thereto, including each separate investment portfolio (each a “Fund” and collectively, the “Funds”), Lord Abbett Distributor LLC (the “Distributor”), and Lord, Abbett & Co. LLC,
(“Adviser”), is made to the Selling and Services Agreement dated as of March 1, 2001 as amended on July 25, 2002,
September 26, 2003, September 1, 2004, October 1, 2007, August 12, 2008, August 31, 2008 and September 30, 2009
(the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties desire to terminate the Participation Agreement dated May 1, 1996 (“Participation
Agreement”) between ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity
Company), Lord Abbett Family of Funds and Lord, Abbett & Co. LLC (as successor to Lord, Abbett & Co.) (“Lord,
Abbett & Co.”), which provides for certain ING Life Insurance and Annuity Company Separate Accounts to serve as an investment vehicle within annuity contracts; and

WHEREAS, the parties desire to replace the Participation Agreement with the Agreement, as further amended by the Eighth Amendment; and

WHEREAS, for purposes of this Eighth Amendment, ING Life is an insurance company that issues annuity contracts to, and/or provides various recordkeeping and other administrative services to, certain plans under Sections
401, 403(b), 457 or 408 of the Internal Revenue Code of 1986, as amended (“Tax Code”), certain nonqualified deferred compensation arrangements, and custodial accounts under Section 403(b)(7) or 408 of the Tax Code
(collectively, “Plans”); and

WHEREAS, ING Life has established and may establish in the future separate accounts for all of its annuity contracts and funding agreements (the “Separate Accounts”) to serve as an investment vehicle for the Contracts; and

WHEREAS, ING Life will provide various administrative and shareholder services in connection with the investment by the Plans in the Funds or in the Contracts; and

WHEREAS, the parties wish to make available the Funds to Contracts issued by ING Life under this
Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	The Participation Agreement dated May 1, 1996 (“Participation Agreement”) between ING Life
Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company), Lord Abbett Family of
Funds and Lord, Abbett & Co. is hereby terminated.

2.	The header on page 1 of the Agreement is hereby amended to include the words “AND FUND
PARTICIPATION AGREEMENT” after the words “SELLING AND SERVICES AGREEMENT.”

3.		All references to Plan Representatives or Participants within said Agreement are hereby amended to refer to Contract owners, Plan Representatives or Participants.

4.		The following provision is added to Section 1 of the Agreement entitled “Investment of Plan
Assets”:

ING Life represents that each of the Separate Accounts is a separate account under
Connecticut Insurance law and that it has registered or will register each of the Separate Accounts
(except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the “1940 Act”), to serve as an investment vehicle for the
Contracts. Each Contract provides for the allocation of net amounts received by ING Life to a
Separate Account for investment in the shares of one or more specified open-end management investment companies available through that Separate Account as underlying investment media.
Selection of a particular investment management company and changes therein from time to time are made by the Contract owner or Participant, as applicable under a particular Contract.

5.		Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

	2.	Omnibus Account.

The parties agree, with respect to each Fund, up to three omnibus accounts may be maintained (“Account” or “Accounts”). For Plan assets directed for investment directly in the Fund, one Account held in the name of the Nominee may be maintained in connection with Plans for which ING Life shall provide various recordkeeping and other administrative services, and a second
Account held in the name of the Nominee may be maintained in connection with Plans for which
ING Institutional shall provide various recordkeeping and other administrative services.
Alternatively, one Account held in the name of the Nominee may be maintained in connection with
Plans for which both ING Life and ING Institutional shall provide such recordkeeping and administrative services. An additional Account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Fund through the Contracts. Accounts shall be separate and distinct from those ING Institutional accounts (both omnibus and per Plan accounts)
covered under the Services Agreement, dated January 1, 2008, by and between ING Institutional
Plan Services, LLC (f/k/a CitiStreet LLC), ING Investment Advisors, LLC (f/k/a CitiStreet Advisors
LLC), Lord Abbett Distributor LLC and the Funds (the “Legacy Agreement”). ING Life or ING
Institutional, as service agents for the Plans, shall facilitate purchase and sale transactions with respect to the Account in accordance with the Agreement. ING Institutional, as service agent for
Plans, or ING Life, as service agent for Plans or issuer of the Contracts, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement.

6.		Subparagraph (a) of Paragraph 3 of the Agreement is hereby deleted in its entirety and replaced with the following subparagraph (a):

(a) Distributor will make shares available to be purchased by the Nominee or by ING Life, as applicable, on behalf of the Accounts, at the net asset value applicable to each order; provided, however, that the Plans or the Separate Accounts meet the criteria for purchasing shares of the Funds at net asset value as described in the Funds' prospectuses. Fund shares shall be purchased and redeemed on a net basis for such
Plans or such Separate Accounts in such quantity and at such time determined by ING or the Nominee to correspond with investment instructions received by ING from Contract owners, Plan Representatives or

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Participants, provided, however, that the Funds may refuse to sell shares of any Funds to any person, or suspend, or terminate the offering of any shares of Funds if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Funds, and consistent with the Funds'
prospectuses, deemed necessary, desirable, or appropriate.

7.	Subparagraph (c) of Paragraph 3 of the Agreement is deleted in its entirety and placed with the following subparagraph (c):

(c) ING Financial, as agent for the Funds solely for the purposes expressed herein shall receive from Contract owners, Plan Representatives or Participants for acceptance as of the Close of
Trading on each Business Day orders for the purchase of shares of the Funds, exchange orders, and redemption requests and redemption directions with respect to shares of the Funds held by the
Nominee or by ING Life on behalf of its Separate Accounts (“Instructions”). In addition, ING
Financial shall (i) transmit to Distributor such Instructions no later than 9:00 a.m., East Coast time on the next following Business Day, and (ii) upon acceptance of any such Instructions, communicate such acceptance to the Contract owners, Plan Representatives or Plan Participants, as appropriate
(“Confirmation”). The Business Day on which such Instructions are received in proper form by ING
Financial and time stamped by the Close of Trading will be the date as of which Fund shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions (“Trade Date”).
Instructions received in proper form by ING Financial and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. ING
Financial agrees that all Instructions received by ING Financial, which will be transmitted to
Distributor for processing as of a particular Business Day, will have been received and time stamped prior to the Close of Trading on that previous Business Day.

8.	Subparagraph (i) of Paragraph 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

(i) Each Fund shall indemnify and hold ING harmless, from the effective date of this
Agreement, against any amount ING is required to pay to Contract owners, Plans, Plan
Representatives or Participants due to: (i) an incorrect calculation of that Fund's daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily net asset value, dividend rate, or capital gain distribution rate of such Fund, upon written notification by ING, with supporting data, to Distributor. In addition, each Fund shall be liable to ING for systems and out of pocket costs incurred by ING in making a Contract owner's, Plan's or a
Participant's account whole, subject to the limits set forth below, if such costs or expenses are a result of the Fund's failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4:00 p.m. East Coast time of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a Plan's or a Participant’s account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

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9.	Paragraph 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

	4.	Recordkeeping Fees. The provision of recordkeeping and recordkeeping-related services to Contract owners or to the Plans shall be the responsibility of ING Life, ING Institutional, and shall not be the responsibility of Distributor or the Funds. In consideration of the recordkeeping services and recordkeeping-related services provided by ING under the Agreement, the Funds agree to pay or cause to be paid an annual fee as specified in Exhibit A (attached), based on the average net assets invested in the Funds through the Contracts or through ING Life's or ING Institutional's arrangements with Plans in each calendar quarter. Such fees shall apply only with respect to the
Account or Accounts and not accounts covered by the Legacy Agreement. Within thirty (30) days after the end of each calendar quarter the Funds shall provide ING Life or ING Institutional with a statement showing the aggregate value of ING Life's or ING Institutional's accounts for the preceding quarter and include therewith a payment to ING Life or ING Institutional for the compensation due ING Life or ING Institutional in accordance with this paragraph.

10.	The first sentence of paragraph 5 of the Agreement is hereby amended to read as follows:

5. Service and Distribution Fees. To compensate ING Financial for its servicing of shareholders and distribution of certain Fund shares, Distributor, shall make quarterly payments to
ING Financial, as specified in Exhibit A (attached), based on the average net assets invested in Fund shares through the Contracts or through ING Life's or ING Institutional's arrangements with Plans in each calendar quarter.

11.	The first sentence of paragraph 6 of the Agreement is hereby amended to read as follows:

6. Expenses. The Funds shall reimburse certain agreed upon out-of-pocket expenses ING
Life or ING Institutional incur in connection with the Contract owners and Plans. Except as otherwise agreed in writing, ING Life or ING Institutional shall bear all other expenses incidental to the performance of the services required in connection with this Agreement. Distributor shall, however, provide ING, or at ING's request, the Plan, with such sufficient copies of relevant prospectuses for all Participants making an initial Fund purchase as well as relevant prospectuses, prospectus supplements and periodic reports to shareholders, and other material as shall be reasonably requested by ING to disseminate to Plan participants who purchase shares of the Funds.

12.	Subparagraph (b) of Paragraph 7 of the Agreement is hereby deleted in its entirety and replaced with the following:

(b) At the option of ING Life, ING Institutional or ING Financial, if shares of the Funds are not available for any reason to meet the investment requirements of the Contracts or the Plans;
provided, however, that prompt advance notice of election to terminate shall be furnished by the terminating entity.

13.	Subparagraph (h) is hereby added to paragraph 7 of the Agreement as follows:

(h) Upon the determination of ING Life to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts.

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ING Life will give sixty (60) days' written notice to the Fund and the Distributor of any decision to replace the Fund's shares.

	14.	Paragraph 8 of the Agreement is hereby deleted in its entirety and replaced with the following:

8. Continuation of Agreement. Termination as the result of any cause listed in
Section 7 hereof shall not affect the Funds' respective obligations to continue to maintain the
Account as an investment option for Contracts then in force for which its shares serve or may serve as the underlying medium, or for Plans electing to invest in the Funds prior to the termination of this
Agreement. For avoidance of doubt, the fees outlined in Exhibit A will continue to be payable under the terms in Sections 4 and 5 for a period of six (6) months after the termination of the Agreement
(the “Continuation Period”), for as long as fund assets are held through the Contracts or through
ING Life's or ING Institutional's arrangement with Plans during the Continuation Period. In addition, the parties agree that the Agreement will survive during the Continuation Period as necessary to cover the continuation of the parties' obligations regarding the Funds and the Contracts.

	15.	The first sentence of subparagraph (a) of Paragraph 8 of the Agreement is hereby amended to read as follows:

9. Advertising and Related Materials. (a) Advertising and literature with respect to the Funds prepared by ING Financial or the Nominee or its agents for use in marketing shares of the
Funds to Contract owners or Plans (except any material that simply lists the Funds' names) shall be submitted to Distributor for review and approval before such material is used with the general public or any Contract owner, Plan, Plan Representative, or Participant.

	16.	Paragraph 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

10. Proxy Voting. ING or the Nominee will distribute to Contract owners, Plan
Representatives or Participants all proxy materials furnished by Distributor or its designees for the
Funds. To the extent that the Contracts or Plans provide for pass through voting privileges to
Contract owners or Plan Participants and to the extent consistent with the provisions of the Plan,
ING or the Nominee shall use its best efforts to obtain the agreement of Contract owners or Plan
Representatives to vote Fund shares for which no voting instructions are received from Contract owners or Plan Participants in the same proportion as shares for which such instructions have been received. ING and the Nominee shall not oppose or interfere with the solicitation of proxies for
Fund shares held for such beneficial owners.

	17.	The first paragraph of Exhibit A of the Agreement is hereby amended to read as follows:

Series and Classes which may be offered to Contract owners or to Plans through ING pursuant to the
Selling and Services Agreement dated as of March 1, 2001, as amended by Amendment No.1 to the
Selling and Services Agreement dated as of July 25, 2002, by Amendment No. 2 to the Selling and
Services Agreement dated as of September 26th, 2003, by Amendment No. 3 to the Selling and
Services Agreement effective as of September 1, 2004, by Amendment to Agreement effective as of
October 1, 2007, Amendment No. 5 to the Selling and Services Agreement effective as of August
12, 2008, Amendment No. 6 to the Selling and Services Agreement effective as of August 31, 2008,
Amendment No. 7 to the Selling and Services Agreement effective September 30, 2009 (“Selling and Services Agreement”).

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18.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

19.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND		THE LORD ABBETT FAMILY OF FUNDS
ANNUITY COMPANY

By: /s/ Lisa S. Gilarde		By: /s/ Lawrence H. Kaplan
Name:	Lisa S. Gilarde	Name:	Lawrence H. Kaplan
Title:	Vice President	Title:	Vice President and Secretary

LORD ABBETT DISTRIBUTOR LLC
ING FINANCIAL ADVISERS, LLC		By: Lord, Abbett & Co. LLC, its Managing
Member

By: /s/ David Kelsey		By: /s/ Lawrence H. Kaplan
Name:	David Kelsey	Name:	Lawrence H. Kaplan
Title:	COO/VP	Title:	Member

ING INSTITUTIONAL PLAN SERVICES LLC

By: /s/ Michelle Sheiowitz
Name:	Michelle Sheiowitz, Attorney in Fact
Title:	Vice President

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